UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 19, 2006

FEDERAL HOME LOAN BANK OF SEATTLE
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51406	91-0852005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Fourth Avenue, Suite 1800
Seattle, WA 98101-1693
(Address of principal executive offices, including zip code)

(800) 973.6223
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 19, 2006, the Federal Home Loan Bank of Seattle (the "Seattle Bank") announced that the following three individuals ran unopposed and were elected to the Seattle Bank's Board of Directors ("Board") for three-year terms commencing January 1, 2007:

Craig A. Dahl, President, Chief Executive Officer and Director, Alaska Pacific Bank, Juneau, Alaska. Mr. Dahl currently serves on the Board, and his current term expires on December 31, 2006.

Michael A. DeVico, Executive Vice President and Chief Information Officer, Zions First National Bank, West Valley City, Utah. Mr. DeVico was newly elected for a three-year term commencing January 1, 2007.

Russell J. Lau, Vice Chairman and Chief Executive Officer, Finance Factors, Ltd., Honolulu, Hawaii. Mr. Lau currently serves on the Board, and his current term expires on December 31, 2006.

The above directors' election took place in accordance with the rules governing the election of Federal Home Loan Bank directors specified in the Federal Home Loan Bank Act of 1932, as amended ("Bank Act") and the related regulations of the Federal Housing Finance Board ("Finance Board"). Pursuant to the Bank Act and Finance Board regulations, the majority of the Seattle Bank's directors are elected by and from the Seattle Bank's membership. The remaining directors are required to be appointed by the Finance Board.

At the time of this filing, Mr. Dahl serves on the following committees of the Seattle Bank's Board: Audit and Compliance Committee, of which he serves as chair, and Executive Committee. Mr. Dahl also serves as Vice Chair of the Board. Mr. Lau serves on the following committees: Audit and Compliance Committee and Financial Operations and Affordable Housing Committee. Mr. Lau serves as Vice Chair of the Financial Operations and Affordable Housing Committee and is a member of the committee's Affordable Housing Program subcommittee. The 2007 committees of the board on which Mr. Dahl, Mr. Lau, and Mr. DeVico will be named to serve have not yet been determined as of the date of this filing.

The Seattle Bank is a cooperative, and most of the Seattle Bank's business is conducted with its members. In the normal course of business, the Seattle Bank extends credit in the form of advances to and transacts other business with members whose officers or directors serve as directors of the Seattle Bank. It is the Seattle Bank's policy to extend credit to and transact other business with members having directors or officers serving on the Seattle Bank's Board on terms and conditions that are no more favorable than the terms of comparable transactions with similarly situated members having no Board representation.

Item 7.01. Regulation FD Disclosure

Attached as Exhibit 99.1 to this Current Report on Form 8-K is a copy of a Member News provided to Seattle Bank members, dated October 19, 2006, regarding the election of Mr. Dahl, Mr. DeVico, and Mr. Lau. Also attached as Exhibit 99.2 is a copy of a press release, dated October 19, 2006, regarding the election. The information being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and contained in Exhibits 99.1 and 99.2 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended ("the Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1 Member News dated October 19, 2006, announcing the election results.

99.2 Press release dated October 19, 2006, announcing the election results.

Signature(s)

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Seattle

Date: October 20, 2006	By: /s/ Mark Szczepaniak
Mark Szczepaniak Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No. Description

99.1 Member News, dated October 19, 2006, issued by the Federal Home Loan
Bank of Seattle

99.2 Press release, dated October 19, 2006, issued by the Federal Home Loan
Bank of Seattle